EXHIBIT 99.2

INDEX OF FINANCIAL STATEMENTS

Description	Page Number
Report of Independent Registered Public Accounting Firm	2
Statement of Assets Acquired and Liabilities Assumed at October 23, 2009	3
Notes to Statement of Assets Acquired and Liabilities Assumed	4 - 10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

Tri City Bankshares Corporation

We have audited the accompanying statement of assets acquired and liabilities assumed by Tri City National Bank (“Tri City Bank”), a wholly owned subsidiary of Tri City Bankshares Corporation  (the “Corporation”), pursuant to the Purchase and Assumption Agreement dated October 23, 2009 (the “Agreement”).  This statement of assets acquired and liabilities assumed is the responsibility of the Corporation’s management.  Our responsibility is to express an opinion on this statement of assets acquired and liabilities assumed based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.  We were not engaged to perform an audit of the Corporation’s internal control over financial reporting.  Our audit included consideration of its internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Corporation’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of assets acquired and liabilities assumed referred to above presents fairly, in all material respects, the assets acquired and liabilities assumed by Tri City Bank pursuant to the Agreement, in conformity with U.S. generally accepted accounting principles.

/s/  Baker Tilly Virchow Krause, LLP

Milwaukee, Wisconsin

February 19, 2010

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
by Tri City National Bank
(a wholly owned subsidiary of Tri City Bankshares Corporation)

October 23, 2009
Cash and due from banks	$ 10,612,446
Cash received from the FDIC	27,500,000
Settlement receivable from the FDIC	622,774
Interest bearing deposits with the Federal Reserve Bank	19,815,318
Investment securities	8,755,001

Loans	196,673,404

Other real estate owned	2,897,581

Core deposit intangible asset	2,103,000

Mortgage servicing rights	920,772

Accrued interest receivable and other assets	1,172,786

Total assets acquired	271,073,082

Deposits:
Demand	23,720,005
Savings and NOW	82,714,377
Other time	138,855,473
Total Deposits	245,289,855

Other borrowings	1,351,820

Accrued interest payable and other liabilities	2,957,286

Total liabilities assumed	249,598,961

Net assets acquired	21,474,121

Deferred tax impact	8,611,123

Net assets acquired, including deferred tax impact	$ 12,862,998

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

by Tri City National Bank

(a wholly owned subsidiary of Tri City Bankshares Corporation)

Note 1 – FDIC-Assisted Acquisition

On October 23, 2009 (the “Acquisition Date”), Tri City National Bank (“Tri City Bank”), a wholly owned subsidiary of Tri City Bankshares Corporation (the “Corporation”), entered into a Purchase and Assumption Agreement (the “Agreement”) with the Federal Deposit Insurance Corporation (the “FDIC”), as receiver for Bank of Elmwood (“Bank of Elmwood), pursuant to which Tri City Bank acquired substantially all of the assets and assumed substantially all of the deposits and certain other liabilities of Bank of Elmwood, a Wisconsin state-chartered bank headquartered in Racine, Wisconsin (the “Acquisition”).

Bank of Elmwood operated 5 branches in Southeast Wisconsin, all of which are now branches of Tri City Bank.  Tri City Bank made the Acquisition to expand its presence in Southeast Wisconsin, primarily the Racine and Kenosha, Wisconsin markets.

Tri City Bank acquired loans and other real estate owned with estimated fair market values of $196.7 million and $2.9 million, respectively.  Tri City Bank also acquired $30.4 million in cash, due from banks and deposits with the Federal Reserve Bank, $8.8 million in investment securities and $2.1 million in other assets.  Tri City Bank assumed $245.3 million in deposits at estimated fair market value and $4.3 million of other liabilities.  Tri City Bank recorded $2.1 million in core deposit intangibles and recognized a pre-tax bargain purchase gain of $21.5 million, resulting in an after-tax gain of $12.9 million.

The assets acquired and liabilities assumed in the Acquisition are presented at estimated fair market values as of the Acquisition Date.  The fair values were determined as described in Note 2 below.  These fair values are considered preliminary and are subject to change for up to one year after the Acquisition Date as additional information relative to Acquisition Date fair values becomes available.

The Acquisition was completed as a whole bank purchase without any loss sharing provision on post acquisition loan losses between Tri City Bank and the FDIC, such that Tri City Bank bears all risk of future loan losses.  The Acquisition was completed at a purchase discount of $110.9 million, with Tri City Bank receiving $82.8 million of assets at Bank of Elmwood net book value, $27.5 million in cash from the FDIC and recording an initial settlement receivable of $0.6 million from the FDIC based on preliminary book value estimates.  The cash assistance provided by the FDIC is an amount equal to the book value of liabilities assumed plus an agreed upon purchase discount, less the book value of assets acquired.  Tri City Bank and the FDIC are continuing ongoing reviews of final book value amounts and expect to complete a final settlement within 180 days of the Acquisition Date.  A summary of the cash support received from the FDIC is as follows:

Assumed liabilities at Bank of Elmwood book value	$ 247,866,961
Purchase discount	110,900,000
Assets acquired at Bank of Elmwood book value	(330,644,187)
FDIC cash support	$ 28,122,774

The assets acquired and liabilities assumed have been accounted for under the acquisition method of accounting.  The application of the acquisition method of accounting resulted in a preliminary net after-tax gain of $12.9 million.  A summary of the net assets acquired from the FDIC and the estimated fair market value adjustments resulting in the net after-tax gain as of the Acquisition Date are as follows:

Net assets acquired at Bank of Elmwood book value	$ 82,777,226
FDIC cash support	28,122,774

Purchase accounting fair value adjustments:
Loans	(85,127,642)
Other real estate owned	(4,669,237)
Core deposit intangible	2,103,000
Time deposits	(1,732,000)
Deferred income tax liability	(8,611,123)
Net after-tax gain from Acquisition (net assets acquired)	$ 12,862,998

Note 2 – Basis of Presentation

The Corporation is a bank holding company headquartered in the State of Wisconsin.  Substantially all activity of the Corporation is through Tri City Bank, which is a national banking corporation.

As described in Note 1, Tri City Bank acquired certain assets and assumed certain liabilities of the former Bank of Elmwood in an FDIC-assisted transaction.  The Acquisition constitutes a business acquisition as defined by the Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 805, Business Combinations.  Accordingly, the assets acquired and liabilities assumed are presented at fair values as required by the topic.  The following is a description of the methods used to determine the fair values of significant assets and liabilities.

Cash, due from banks, and interest-bearing deposits with the Federal Reserve Bank

The book value carrying amount of these assets is a reasonable estimate of fair value based on their liquidity and short-term nature.

FDIC Support

The Acquisition was completed at a purchase discount of $110.9 million with Tri City Bank receiving $82.8 million of assets at Bank of Elmwood net book value and Tri City Bank receiving an initial payment of $27.5 million from the FDIC on October 26, 2009.  Pursuant to the terms of the Agreement, a final settlement will occur within 180 days of the Acquisition Date.  The $0.6 million settlement receivable from the FDIC represents an estimate by the FDIC which was deemed reasonable by Tri City Bank as of the Acquisition Date.

Investment Securities

Investment securities were acquired at their fair value from the FDIC, which equaled book value.  The fair values provided by the FDIC were reviewed and considered reasonable based on Tri City Bank’s understanding of the marketplace.

Loans

Fair value estimates for loans were based on an expected cash flow methodology that considered factors including the type of loan, related collateral, classification status, fixed or variable interest rate, term of loan, whether the loan was amortizing, local market economic conditions and underwriting risk and methodology employed by the former Bank of Elmwood.  In calculating expected cash flows, Tri City Bank management made additional assumptions regarding prepayments, the timing of defaults and the loss severity of defaults.  Certain loans were grouped together according to similar characteristics and were treated in the aggregate when applying various valuation techniques.  The loan valuations reflect the fact the Acquisition was completed as a whole bank purchase without any loss sharing provision on post acquisition loan losses between Tri City Bank and the FDIC, such that Tri City Bank bears all risk of future loan losses.

Other Real Estate Owned

Other real estate owned fair value estimates were based on Tri City Bank management analysis of third party appraised values, collateral, comparable sales and market economic conditions.

Core Deposit Intangible

The estimated fair value of the core deposit intangible was based on a present value calculation of expected economic benefits of core deposit relationships.  In determining the estimated life and valuation, deposits were analyzed based on factors such as type of deposit, deposit retention, interest rates, deposit account operating costs, and costs for alternative funding.

Mortgage Servicing Rights

Mortgage servicing rights were acquired at their fair value from the FDIC, which equaled book value.  The fair values provided by the FDIC were reviewed and considered reasonable based on Tri City Bank’s understanding of the serviced loan portfolio and experience in the marketplace.

Deposits

The fair values used for demand and savings deposits are, by definition, equal to the amount payable on demand at the Acquisition Date, which equaled book value.  The fair value for time deposits  includes a valuation adjustment using a discounted cash flow method that applies interest rates currently being offered on time deposits to the contractual interest rates of the assumed time deposits for which interest rates were not reset, and their scheduled contractual maturities.

Borrowings

The fair value for borrowings is equal to the amount payable on demand at the Acquisition Date, which equaled book value.

Deferred Taxes

Deferred income taxes relate to the difference between financial statement and tax basis of the assets acquired and liabilities assumed in the Acquisition using a blended Federal and Wisconsin effective tax rate of 40.1%.

Use of Estimates

Management of Tri City Bank exercised significant judgment regarding assumptions about discount rates, future expected cash flows, including loan prepayments and default rates, market conditions and other future events that are highly subjective in nature and subject to change, all of which affected the estimation of the fair value of net assets acquired in the Acquisition.  Actual results could differ from those estimates, and others provided with the same information could draw different conclusions and calculate different fair values.  Changes that may vary significantly from our assumptions include loan prepayments, the rate of default, the severity of defaults, the estimated fair market values of collateral at disposition, the timing of such disposition and deposit attrition.

Note 3 – Investment Securities

The table below reflects the acquired investment securities at the Acquisition Date:

	Fair Value	Tax Equivalent Yield
U.S. Government agency obligations	$ 1,992,111	2.938%
State of Israel bonds	249,805	3.266%
Collateralized mortgage obligations	6,513,085	4.869%
Total	$ 8,755,001

The contractual maturities for the investments on the Acquisition Date are as follows:

Fair Value
Due within one year	$ 149,805
Due after one through five years	600,123
Due after five through ten years	3,504,140
Due after ten years	4,500,933
Total	$ 8,755,001

Note 4 – Loans

The composition of loans acquired on the Acquisition Date is as follows:

	Fair Value	Effective Interest Rate
Commercial	$ 12,527,777	5.20%
Real Estate:
Construction	13,717,819	6.23%
Commercial	40,280,535	6.34%
Residential	124,147,163	6.05%
Installment and consumer	6,000,110	8.65%
Total	$ 196,673,404

ASC Topic 310-30 applies to a loan with evidence of deterioration of credit quality since origination, for which it is probable, at acquisition, that the investor will be unable to collect all contractually required payments receivable.  ASC Topic 310-30 prohibits carrying over or creating an allowance for loan losses upon initial recognition for loans that fall under its scope.  Tri City Bank identified loans with unpaid prinicipal balances of $127.5 million as of the Acquisition Date showing evidence of credit deterioration since origination such that it is probable, at the Acquisition Date, that Tri City Bank will not be able to collect all contractually required principal and interest payments.  These loans include, among others, all loans in nonaccrual status at the Acquisition Date.  Tri City Bank recorded a $59.6 million nonaccretable discount for the credit risk between the acquired principal balance and undiscounted expected cash flows, resulting in a fair value for such loans at the Acquisition Date of $67.9 million.

The estimated fair value of other acquired loans at the Acquisition Date  totaled $128.8 million which represents acquired unpaid principal balances of $154.3 million reduced by an accretable discount of $25.5 million resulting from Acquisition Date fair value adjustments.  The $25.5 million discount represents the amount by which undiscounted expected cash flows exceed estimated fair value.

The loans acquired in the Acquisition will be subject to Tri City Bank’s internal credit review.  As a result, if credit deterioration is noted subsequent to the Acquisition Date, such deterioration will be measured through Tri City Bank’s loan loss reserve methodology and a provision for credit losses will be charged to earnings in the applicable periods.

Note 5 – Deposits

Deposits assumed are composed of the following on the Acquisition Date:

	Fair Value	Effective Interest Rate
Non-interest bearing demand deposits	$ 23,720,005	-
Interest bearing demand deposits	57,959,122	0.43%
Savings deposits	24,755,255	0.30%
Time deposits	138,855,473	3.05%
Total	$ 245,289,855

The aggregate amount of time deposits, each with a minimum denomination of $100,000, was $89,797,379 at the Acquisition Date.

The Acquisition Date fair value of time deposits assumed includes a $1.7 million premium based on a discounted cash flow analysis that applied interest rates currently being offered by Tri City Bank on time deposits to the contractual interest rates of the assumed time deposits for which interest rates were not reset by Tri City Bank, and the scheduled contractual maturities of those time deposits.  The premium will be amortized over the remaining weighted average life of the assumed time deposits for which interest rates were not reset, which is 11.5 months.

At the Acquisition Date the scheduled maturities of time deposits were as follows:

Less than 3 months	$ 26,672,989
Over 3 months through 6 months	27,552,804
Over 6 months through 12 months	30,741,147
Over 12 months	52,156,533
Total	$ 137,123,473

Note 6 – Intangible Assets

Tri City Bank recorded a $2.1 million core deposit intangible asset as of the Acquisition Date with an estimated eight year life.  The estimated amortization expense for the remainder of 2009 and for the subsequent eight years is as follows:

2009	$ 111,994
2010	567,713
2011	418,219
2012	310,212
2013	230,381
2014	172,613
2015	130,381
2016	98,275
2017	63,212
Total	$ 2,103,000

As part of the Acquisition, Tri City Bank assumed the rights and obligations to service approximately $126.2 million of mortgage loans, which are not included in the accompanying Statement of Assets Acquired and Liabilities Assumed, for others which had previously been serviced by Bank of Elmwood.  Tri City Bank recorded a $920,772 intangible asset for mortgage servicing rights as of the Acquisition Date, representing the estimated fair value of net servicing income to be earned for services provided for others.

Note 7 – Deferred Income Taxes

The deferred tax liability of $8.6 million as of October 23, 2009 is related to the differences between the financial statement and tax bases of assets acquired and liabilities assumed in the Acquisition.  For income tax purposes, the Acquisition will be accounted for as an asset purchase and the tax bases of assets acquired will be allocated based on fair values in accordance with the Internal Revenue Code and related regulations.  Tri City Bank did not acquire any of the tax attributes of Bank of Elmwood’s assets and liabilities.

Note 8 – Subsequent Events

The Corporation has evaluated subsequent events through the time of filing this Current Report on Form 8-K on February 19, 2010.

On October 29, 2009, the Bank sold the full $6.5 million of collateralized mortgage obligation investment securities at an amount approximating acquisition cost.

During October and November of 2009, as allowed pursuant to the Agreement, Tri City Bank reset interest rates on certain acquired time deposits which originated outside the State of Wisconsin.  Interest rates were reset on $43.0 million of time deposits and, as of January 31, 2010, $42.2 million of such time deposits have redeemed.

There were no other reportable events.